Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re:	Chapter 11

AKUMIN INC., et al.,[1]	Case No. 23-90827 (CML)

Debtors.	(Jointly Administered)

NOTICE OF (I) ENTRY OF ORDER APPROVING DISCLOSURE STATEMENT

ON A FINAL BASIS AND CONFIRMING THE JOINT PREPACKAGED

CHAPTER 11 PLAN OF REORGANIZATION OF AKUMIN INC. AND

ITS DEBTOR AFFILIATES AND (II) OCCURRENCE OF THE EFFECTIVE DATE

On November 30, 2023, the Honorable Christopher M. Lopez, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”), entered the Findings of Fact, Conclusions of Law, and Order (I) Approving Disclosure Statement on a Final Basis and (II) Confirming the Joint Prepackaged Chapter 11 Plan of Reorganization of Akumin Inc. and its Debtor Affiliates [Docket No. 272] (the “Confirmation Order”) (i) approving, on a final basis, the Disclosure Statement for the Joint Prepackaged Chapter 11 Plan of Reorganization of Akumin Inc. and its Debtor Affiliates (the “Disclosure Statement”) and (ii) confirming the Joint Prepackaged Chapter 11 Plan of Akumin Inc. and its Debtor Affiliates (as supplemented or amended, the “Prepackaged Plan”).2

The Effective Date of the Prepackaged Plan occurred on February 6, 2024.

Copies of the Prepackaged Plan, the Disclosure Statement, the Plan Supplement, and the Confirmation Order may be obtained free of charge by visiting the website maintained by Epiq Corporate Restructuring LLC at https://dm.epiq11.com/case/akumin. Parties may also obtain any documents filed in the Chapter 11 Cases for a fee via PACER at https://www.pacer.gov/. Please note that a PACER password and login are required to access documents via PACER.

The Prepackaged Plan and the provisions thereof are binding on the Debtors, the Reorganized Debtors, any holder of a Claim against, or Interest in, any of the Debtors and such holder’s respective successors and assigns, whether or not such Claim or Interest is Impaired under the Prepackaged Plan and whether or not such holder voted to accept or reject the Prepackaged Plan.

1.

A complete list of each of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at https://dm.epiq11.com/Akumin. The Debtors’ service address is 8300 W. Sunrise Boulevard, Plantation, Florida 33322.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Prepackaged Plan.

The Bankruptcy Court has approved the discharge, release, exculpation, injunction, and related provisions in Article VIII of the Prepackaged Plan.

The Prepackaged Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Prepackaged Plan and the Confirmation Order in their entirety.

Dated: February 6, 2024
Houston, Texas

/s/ Jennifer F. Wertz

JACKSON WALKER LLP

Matthew D. Cavenaugh (TX Bar No. 24062656)

Jennifer F. Wertz (TX Bar No. 24072822)

J. Machir Stull (TX Bar No. 24070697)

Victoria N. Argeroplos (TX Bar No. 24105799)

1401 McKinney Street, Suite 1900

Houston, Texas 77010

Telephone: (713) 752-4200

Facsimile: (713) 752-4221

DORSEY & WHITNEY LLP

Eric Lopez Schnabel (admitted pro hac vice)

Rachel P. Stoian (admitted pro hac vice)

Michael Galen (admitted pro hac vice)

51 West 52nd Street

New York, New York 10019-6119

Telephone: (212) 415-9200

Facsimile: (212) 953-7201

Email: schnabel.eric@dorsey.com

Email: mcavenaugh@jw.com	Email: stoian.rachel@dorsey.com
Email: jwertz@jw.com	Email: galen.michael@dorsey.com
Email: mstull@jw.com Email: vargeroplos@jw.com

Co-Counsel to the Debtors	Co-Counsel to the Debtors
and Debtors-in-Possession	and Debtors-in-Possession